UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

ENHABIT, INC.
(Name of Registrant as Specified In Its Charter)

AREX CAPITAL MASTER FUND, LP

AREX CAPITAL PARTNERS, LP

AREX CAPITAL, LTD.

AREX CAPITAL GP, LLC

AREX CAPITAL MANAGEMENT, LP

AREX CAPITAL MANAGEMENT GP, LLC

ANDREW RECHTSCHAFFEN

JAMES T. CORCORAN

MEGAN AMBERS

MAXINE HOCHHAUSER

MARK W. OHLENDORF

ANNA-GENE O’NEAL

DR. GREGORY S. SHEFF

JUAN VALLARINO

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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AREX Capital Master Fund, LP, an exempted limited partnership organized under the laws of the Cayman Islands, together with the other participants named herein (collectively, “AREX”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2024 annual meeting of stockholders (the “Annual Meeting”) of Enhabit, Inc., a Delaware corporation (the “Company”).

Item 1: On July 18, 2024, AREX issued the following press release:

Glass Lewis Recommends Stockholders Support Significant Change at Enhabit by Voting the WHITE Proxy Card “FOR” Three of AREX Capital’s Nominees

Glass Lewis Concludes That Support is Merited for AREX Nominees to Add “Fresh Perspectives and Relevant Expertise”

Two Leading Independent Proxy Advisory Firms Recognize That Boardroom Change is Urgently Needed at Enhabit

New York (July 18, 2024) — AREX Capital Management, LP (together with its affiliates, “AREX”), the beneficial owner of approximately 4.9% of the outstanding common shares of Enhabit, Inc. (NYSE: EHAB) (“Enhabit” or the “Company”), today announced that Glass, Lewis & Co. (“Glass Lewis”), a leading independent proxy advisory firm, has recommended that Enhabit’s stockholders support significant boardroom change by voting for three of its director candidates at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on July 25, 2024. Glass Lewis recommends that stockholders elect Maxine Hochhauser, Mark W. Ohlendorf, and Dr. Gregory S. Sheff to Enhabit’s board of directors (the “Board”). Previously, Institutional Shareholder Services Inc. recommended1 that stockholders elect three of AREX’s director candidates.

AREX Managing Partner, Andrew Rechtschaffen, and James T. Corcoran, AREX Partner, commented:

“We appreciate that another leading independent proxy advisory firm has recognized the value of having home health and hospice expertise on Enhabit’s Board and validated our case for significant boardroom change. We are pleased that Glass Lewis has recommended that stockholders vote for Maxine Hochhauser, Mark W. Ohlendorf, and Dr. Gregory S. Sheff at the upcoming Annual Meeting. Two leading independent proxy advisory firms have now endorsed our view that Enhabit urgently needs meaningful boardroom change to add necessary industry-specific experience to oversee and guide management.”

1 https://www.businesswire.com/news/home/20240712370803/en/ISS-Recommends-Stockholders-Support-Meaningful-Change-at-Enhabit-by-Voting-the-WHITE-Proxy-Card-%E2%80%9CFOR%E2%80%9D-Three-of-AREX-Capital%E2%80%99s-Nominees

In its report, Glass Lewis made the following observations regarding the need for boardroom change at Enhabit:2

•	“… [T]here is a valid case to be made for supporting at least incremental change to the Company's board, given the Company's financial underperformance relative to its closest peers, the Company's missteps in the strategic review process, and the relevant experience and expertise of the Dissident Nominees.”
•	“… [T]he TSR of the Company has significantly lagged behind its closest industry peers and has trailed the average and median returns of the Proxy Peer Groups for most of the selected timeframes.”
•	“… [T]he election of these three Dissident Nominees will facilitate the inclusion of fresh perspectives and relevant expertise…”

***

We remain open to constructive dialogue with the Company to reach a solution in the interest of all stockholders.

AREX encourages stockholders to vote for all seven of its highly qualified nominees on the WHITE Proxy Card at the upcoming Annual Meeting. AREX believes this will ensure that Enhabit has a Board with the right experience and skills to effectively oversee management and help them drive operational improvements that can lead to significant value creation for stockholders.

Stockholders are encouraged to visit www.rehabEHAB.com for additional information and to download AREX’s comprehensive plan to turn around Enhabit’s operational performance: Rehabilitate Enhabit.3

About AREX

AREX Capital Management, LP is a value-oriented investment firm based in New York City. AREX takes a long-term, opportunistic approach to investing and focuses primarily on publicly traded companies with significant, unrealized potential.

Contacts

Investor Contact

Saratoga Proxy Consulting
John Ferguson
(212) 257-1311
rehabEHAB@saratogaproxy.com

2 Permission to use quotations from Glass Lewis was neither sought nor obtained.

3 https://rehabehab.s3.us-west-1.amazonaws.com/Rehab+EHAB+Presentation+June+2024.pdf

Media Contact

Longacre Square Partners
Charlotte Kiaie / Bela Kirpalani
(646) 386-0091
rehabEHAB@longacresquare.com

Item 2: On July 18, 2024, AREX posted the following material to www.rehabehab.com: